UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, CTI Group (Holdings) Inc., a Delaware corporation (the "Company"), and Fairford Holdings Limited, a British Virgin Islands company (the "Fairford"), entered into the Securities Purchase Agreement (the "Agreement"), dated February 16, 2007. Pursuant to the Agreement, on February 16, 2007, the Company issued to Fairford a Class A Common Stock Purchase Warrant (the "Warrant") to purchase shares of Class A Common Stock ("Common Stock") of the Company in consideration for securing the issuance of a $2.6 million letter of credit (the "Letter of Credit") from SEB to National City Bank, a national banking association ("National City Bank"). As it was previously disclosed by the Company in a current report on Form 8-K, the Company entered into the Loan Agreement, dated as of December 22, 2006, related to the $2.6 million acquisition loan (the "Acquisition Loan") and $8.0 million revolving loan extended by the National City Bank to the Company. Due to National City Bank’s receipt of the Letter of Credit, the Company was able to obtain the Acquisition Loan at a favorable cash-backed interest rate.
Pursuant to the Warrant, Fairford is entitled to purchase 419,495 shares of Common Stock at the exercise price of $0.34 per share, subject to adjustments as described in the Warrant, at any time prior to the 10th anniversary of the date of issuance.
As of February 16, 2007, Fairford owned 61% of the Company’s outstanding Common Stock. Mr. Osseiran, the majority holder of the Company’s Common Stock and director of the Company, is a director of Fairford and a grantor and sole beneficiary of a revocable trust which is the sole stockholder of Fairford. Mr. Dahl, a director of the Company, is the director of Fairford.
The foregoing descriptions of the Agreement and the Warrant constitute brief summaries of certain material provisions of such documents. These summaries are not intended to be complete and are qualified in their entirety by reference to the Warrant and the Agreement, which are incorporated by reference in their entirety herein and attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Class A Common Stock Purchase Warrant

Exhibit 10.2 Securities Purchase Agreement between Fairford and the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

February 23, 2007	By:	/s/John Birbeck

Name: John Birbeck
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Class A Common Stock Purchase Warrant
10.2	Securities Purchase Agreement between Fairford and the Company